As filed with the Securities and Exchange Commission on December 21, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1500476
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(866) 871-8519

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Denise L. Jackson, Esq.

Senior Vice President, General Counsel and Secretary

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(866) 871-8519

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	10,718,486	$5.82	$62,381,588.52	$4,447.81

(1)	Pursuant to Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act. The offering price and registration fee are based upon the average of the high and low sale prices for the common stock of AMN Healthcare Services, Inc. reported by the New York Stock Exchange on December 16, 2010.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 21, 2010

PROSPECTUS

AMN Healthcare Services, Inc.

10,718,486 Shares of Common Stock

The selling stockholders identified in this prospectus may sell, from time to time, up to 10,718,486 shares of our common stock. The selling stockholders may offer for sale the shares of common stock covered by this prospectus directly to purchasers or through underwriters, broker or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

We will provide more specific information about the terms of an offering of these shares of common stock in supplements to this prospectus. If any underwriters, broker or dealers or agents are involved in any offering, the names of such underwriters, broker or dealers or agents and any applicable commissions or discounts will be described in a supplement to this prospectus.

We will bear all expenses in connection with this offering of our common stock, other than any broker’s commission or underwriter’s discount or commission, if any, and fees and expenses of the selling stockholders’ counsel.

Our common stock is listed on the New York Stock Exchange under the symbol “AHS.” On December 20, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $6.15.

Investing in our common stock involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010

You should rely only on the information contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor the selling stockholders have authorized anyone to give any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any prospectus supplement, and, if given or made, such other information or representations must not be relied upon as having been authorized by us, the selling stockholders, or by any underwriter, dealer or agent. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Neither we nor the selling stockholders are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

In this prospectus, “we,” “us,” “our,” the “Company” and “AMN” refer to AMN Healthcare Services, Inc. and its subsidiaries. “Selling stockholders” refers to the selling stockholders named in the section of this prospectus entitled “Selling Stockholders” and certain of their transferees and pledgees after the date of this prospectus.

i

THE COMPANY

We are the nation’s largest provider of comprehensive healthcare staffing and workforce solutions. As the leading provider of travel nurse, local (per diem) nurse, allied and locum tenens (temporary physician) staffing services, we recruit and place healthcare professionals on assignments of variable lengths with clients throughout the United States. On September 1, 2010, we completed the acquisition of NF Investors, Inc., a Delaware corporation (“NFI”), the parent company of Medfinders, one of the nation’s leading providers of clinical workforce managed services programs. The strategic acquisition has broadened the managed service capabilities we offer and provided for our entry into home healthcare services. We are now the nation’s largest provider of healthcare managed services programs and recruitment process outsourcing solutions. Settings we staff include acute-care hospitals, government facilities, community health centers and clinics, physician practice groups, and a host of other healthcare settings. Through our managed services program, we offer healthcare organizations flexible, customized workforce management solutions. We also provide healthcare clients with physician permanent placement services. Historically, we have conducted business through three reportable segments: nurse and allied healthcare staffing, locum tenens staffing and physician permanent placement services. With the acquisition of NFI, we added a home healthcare services segment.

For a description of our business, financial condition, results of operations and other important information regarding AMN, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.amnhealthcare.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

Our principal executive offices are located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, and our telephone number is (866) 871-8519.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement that we may issue and the documents incorporated by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. We based these forward-looking statements on our current expectations and projections about future events. All forward looking statements involve risks and uncertainties. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those implied by the forward-looking statements in this prospectus include but are not limited to:

•	our ability to sustain and grow our staffing services in a continued significant economic downturn and persistent or worsening unemployment rates;

•

our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals at reasonable costs, in the face of future growth in employment rates and resulting constriction of supply;

•	our ability to attract and retain sales and operational personnel;

•

our ability to secure new and profitable orders and searches from our hospital, healthcare facility, affiliated healthcare network and physician practice group clients, which may be impacted by the role of intermediary organizations, such as vendor management companies;

•	our ability to mitigate credit risk in light of concentration of buyers of healthcare staffing services, including our vendor management and managed services customers;

•

the overall level of demand for services offered by temporary and permanent healthcare providers, which may be affected by adoption of alternative modes of healthcare delivery, the changing preferences of our clients and healthcare reform;

•	the ability of our clients to retain and increase the productivity of their permanent staff;

•

our ability to successfully design our strategic growth, acquisition and integration strategies and to implement those strategies, in particular, in our acquisition of NFI, and to integrate acquired companies’ accounting, management information, human resource and other administrative systems, and implement or remediate controls, procedures and policies at acquired companies;

•	our ability to innovate and to anticipate, interpret and adjust to actions by new and existing competition sources and technological changes;

•	our ability to leverage our cost structure;

•

access to and undisrupted performance of our management information and communication systems, including use of the Internet, and our candidate and client databases and payroll and billing software systems;

•

our ability to grow and operate our business in compliance with legislation and regulations, including regulations that may directly or indirectly impact us, such as Medicare certification and reimbursement, state licensure and the Affordable Care Act;

•	the challenge to the classification of certain of our healthcare professionals as independent contractors;

•	the impact of medical malpractice and other claims asserted against us for which we carry significant self-insured retentions;

•	our ability to carry out our business strategy and maintain sufficient cash flow and capital structure to support our business;

•	our ability to meet our financial covenants, which if not met, could adversely affect our liquidity;

•	the loss of key officers and management personnel that could adversely affect our ability to remain competitive; and

•	the effect of recognition by us of an impairment to goodwill.

These and other factors are more fully discussed elsewhere herein, in any prospectus supplement and in the documents incorporated by reference herein and therein. These and other risks could cause actual results to differ materially from those implied by forward-looking statements herein and therein.

You should keep in mind that any forward-looking statement made by us herein, in any prospectus supplement and in the documents incorporated by reference herein and therein speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements herein or therein after the date hereof or thereof, except as required by federal securities laws.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the specific risks discussed below and the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. In addition to those listed below and elsewhere in this prospectus, you should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Related to the Ownership of Our Common Stock

Our stock price may be volatile and you may be unable to resell your shares at or above the offering price.

In recent years, the stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of specific companies. The market price of our common stock may fluctuate based on a number of factors, including:

•	our operating performance and the performance of other similar companies;

•	news announcements relating to us or our competitors, the job market in general and unemployment data, including specifically, the healthcare and staffing industries;

•	changes in earnings estimates or recommendations by research analysts;

•	changes in general economic conditions;

•	the arrival or departure of key personnel;

•	acquisitions or other transactions involving us or our competitors; and

•	other developments affecting us, our industry or our competitors, including healthcare regulation and reimbursements.

A significant number of our shares could be sold in the future which could depress our stock price.

A large number of our shares are eligible for future sale which could depress our stock price.

The selling stockholders will beneficially own approximately 24.2% of the outstanding shares of our common stock assuming the conversion of Series A Conditional Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), beneficially owned by the selling stockholders into shares of our common stock. Subject to holding period, volume, manner of sale limitations and certain other requirements, these shares can be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). In addition, we have granted these stockholders registration rights as described in “Selling Stockholders—Material Relationships with the Selling Stockholders—Registration Rights.” Sales of a substantial number of these shares of our common stock, or the perception that a large number of these shares will be sold, could depress the market price of our common stock.

Pursuant to the Stockholders Agreement, defined below, subject to certain exceptions, the selling stockholders are prohibited from transferring any shares of our common stock (including shares of our common stock issuable upon conversion of the shares of Preferred Stock) and shares of Preferred Stock received in connection with the Merger until March 1, 2011. Thereafter, subject to certain exceptions, the selling stockholders will be able to dispose of the shares of

AMN capital stock received by them in connection with the Merger to unaffiliated third parties as follows: up to 20% of the stock of AMN received by them every six months (with each additional 20% increment being cumulative and in addition to the amount such selling stockholder was otherwise permitted to sell but did not sell in the previous six-month period).

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The shares of our common stock to which this prospectus relates are being registered for sale by the selling stockholders named below. We have registered the shares to permit the selling stockholders and certain of their transferees and pledgees after the date of this prospectus to sell the shares when they deem appropriate. We refer to all of these possible sellers as the “selling stockholders” in this prospectus. The selling stockholders may sell all, a portion or none of their shares at any time, subject to the transfer restrictions in the Stockholders Agreement as described below.

The following table sets forth information regarding the beneficial ownership of our common stock by the selling stockholders as of December 17, 2010, includes shares that we issued on September 1, 2010 in connection with the acquisition of NF Investors, Inc. (as described below) and assumes the conversion of all shares of Preferred Stock held by or for the benefit of each selling stockholder into shares of our common stock. The percentage of shares beneficially owned before the offering is based on 39,186,103 shares of our common stock outstanding as of December 17, 2010 and assumes the conversion of all shares of Preferred Stock held by or for the benefit of each selling stockholder into shares of our common stock. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

The following table reflects the distribution of shares of Preferred Stock from escrow on or about December 20, 2010, as further described below.

Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Shares Beneficially Owned Before the Offering(1)		Maximum Number of Shares that May be Sold Hereunder	Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Shares	%		Shares	%
GSUIG, L.L.C. (2)(9)	6,436,164	15.1	6,436,164	—	—
HWP Capital Partners II, L.P. (3) (9)	2,307,479	5.8	2,307,479	—	—
Pharos Capital Partners II, L.P. (4) (9)	600,609	1.5	600,609	—	—
Pharos Capital Partners II-A, L.P. (5) (9)	463,089	1.2	463,089	—	—
Dallas Police and Fire Pension System (6) (9)	645,807	1.6	645,807	—	—
Nightingale Partners, L.P. (7) (9)	163,066	*	163,066	—	—
Haas Wheat & Partners Incorporated (8) (9)	102,272	*	102,272	—	—

*	Less than 1%
(1)	Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Ownership amount (excluding the shares of our common stock issuable upon conversion of the Preferred Stock) based on information contained in a Schedule 13D/A filed with the SEC on December 17, 2010. Includes 3,012,454 shares of common stock directly owned by GSUIG, L.L.C., and assumes the conversion of 2,742,329.2 shares of Preferred Stock held by GSUIG, L.L.C. and 681,381.5 Shares of Preferred Stock held in escrow for the benefit of GSUIG, L.L.C. Goldman, Sachs & Co. is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc. is the sole member of GSUIG, L.L.C. Goldman, Sachs & Co. serves as the investment manager for GSUIG, L.L.C. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. have shared voting and dispositive power with GSUIG, L.L.C. with respect to all of the foregoing shares. The address for each of The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and GSUIG, L.L.C. is 200 West Street, 28th Floor, New York, NY 10282.

(3)	Includes 1,426,149 shares of common stock directly owned by HWP Capital Partners II, L.P., and assumes the conversion of 556,283.6 shares of Preferred Stock held by HWP Capital Partners II, L.P. and 325,046.5 shares of Preferred Stock held in escrow for the benefit of HWP Capital Partners II, L.P. HWP Capital Partners II, L.P.’s address is 300 Crescent Court, Suite 1700, Dallas, TX 75201.
(4)	Includes 366,942 shares of common stock directly owned by Pharos Capital Partners II, L.P., and assumes the conversion of 150,455.5 shares of Preferred Stock held by Pharos Capital Partners II, L.P. and 83,211.9 shares of Preferred Stock held in escrow for the benefit of Pharos Capital Partners II, L.P. Pharos Capital Partners II, L.P.’s address is 1 Burton Hills Blvd, Suite 100, Nashville, TN 37215.
(5)	Includes 282,940 shares of common stock held directly by Pharos Capital Partners II-A, L.P., and assumes the conversion of 116,007.3 shares of Preferred Stock held by Pharos Capital Partners II-A, L.P. and 64,142.5 shares of Preferred Stock held in escrow for the benefit of Pharos Capital Partners II-A, L.P. Pharos Capital Partners II-A, L.P.’s address is 1 Burton Hills Blvd, Suite 100, Nashville, TN 37215.
(6)	Includes 397,114 shares of common stock held directly by Dallas Police and Fire Pension System, and assumes the conversion of 162,014.4 shares of Preferred Stock held by Dallas Police and Fire Pension System and 86,679.1 shares of Preferred Stock held in escrow for the benefit of Dallas Police and Fire Pension System. Dallas Police and Fire Pension System’s address is 1 Burton Hills Blvd, Suite 100, Nashville, TN 37215.
(7)	Includes 100,271 shares of common stock held directly by Nightingale Partners, L.P., and assumes the conversion of 40,908.6 shares of Preferred Stock held by Nightingale Partners, L.P. and 21,886.4 shares of Preferred Stock held in escrow for the benefit of Nightingale Partners, L.P. Nightingale Partners, L.P.’s address is 1 Burton Hills Blvd, Suite 100, Nashville, TN 37215.
(8)	Assumes the conversion of 102,272.4 shares of Preferred Stock held by Haas Wheat & Partners Incorporated. Haas Wheat & Partners Incorporated’s address is 300 Crescent Court, Suite 1700, Dallas, TX 75201.
(9)	Given the terms of the Stockholders Agreement (as defined below under “—Material Relationships with Selling Stockholders—Stockholders Agreement”), the selling stockholders may be deemed to constitute a “group” that, as of the date set forth above, collectively beneficially owns approximately 10,718,486 shares of common stock, or 24.2% of the Company’s total number of shares of common stock outstanding for purposes of Section 13(d)(3) of the Exchange Act. Each of the selling stockholders disclaims beneficial ownership of the shares of common stock beneficially owned by the other parties to the Stockholders Agreement.

Material Relationships with Selling Stockholders

Merger with NF Investors, Inc.

On September 1, 2010, we completed the acquisition of NF Investors, Inc. (“NFI”), the parent company of Nursefinders, Inc. dba Medfinders (“Medfinders”), one of the nation’s leading providers of clinical workforce managed services programs. Pursuant to the terms of the Agreement and Plan of Merger, dated July 28, 2010, by and among us, certain of our subsidiaries, NFI and GSUIG, L.L.C. (“GSUIG”) (in its capacity as the representative of stockholders of NFI) (as amended, the “Merger Agreement”), one of our subsidiaries merged with and into NFI, with NFI continuing as the surviving corporation (the “Merger”) and, immediately thereafter, NFI (as the surviving corporation of the Merger) merged with and into another subsidiary of ours, which continued as the surviving entity and as our wholly-owned subsidiary.

As consideration for the acquisition, we issued former NFI stockholders, including the selling stockholders (i) 6,300,000 shares of our common stock and (ii) 5,432,570.9 shares of our newly created Preferred Stock, subject to potential adjustments for certain post closing purchase price adjustments and indemnification obligations. An additional 227,272 shares of Preferred Stock were issued to certain of the selling stockholders or their affiliates to pay transaction fees owed by NFI as described below, for a total of 5,659,842.9 shares of Preferred Stock.

Under the Merger Agreement, we agreed to use our commercially reasonable efforts to call and hold a special meeting of stockholders, which was held on December 15, 2010, to vote to approve the conversion provisions and voting rights of the Preferred Stock. Because the conversion provisions and voting rights of the Preferred Stock were approved by stockholders at the meeting, each share of Preferred Stock is convertible into one share of our common stock (subject to customary adjustments upon certain events), and the holders of Preferred Stock are entitled to vote with holders of our common stock on an as-converted basis.

Under the Merger Agreement, each of AMN and NFI made customary representations and warranties to the other party, and AMN and NFI agreed to indemnify each other from and against losses resulting from breaches of representations and warranties and the failure to comply with covenants under the Merger Agreement. In addition, NFI agreed to indemnify AMN for any exercise of appraisal rights by NFI stockholders and from any and all losses based upon, relating to, arising out of or resulting from a settlement agreement entered into by NFI and certain of its then-existing stockholders. The total amount of each of NFI’s and AMN’s indemnification liability will not exceed $16 million, with claims required to be asserted within 24 months following the closing.

Under the Merger Agreement, AMN agreed to pay certain obligations of NFI at the closing of the Merger (including the fees and expenses related to the Merger) in exchange for a corresponding reduction in the merger consideration payable to NFI’s stockholders in the Merger.

Included in these obligations were a transaction fee equal to $2.5 million that NFI owed to certain of its stockholders or affiliates of certain stockholders for advisory services rendered to NFI in connection with the Merger, and a fee equal to $916,667 that NFI owed to certain of its stockholders or affiliates of certain stockholders for management services provided to NFI prior to the Merger pursuant to a management services agreement, which was terminated at the closing of the Merger. Both of the fees were payable by NFI in consideration for services rendered to NFI prior to the closing of the Merger. These fees were not for services provided to AMN. Furthermore, there are no continuing obligations owed by the recipients of these payments or any other stockholder to NFI or AMN under these services arrangements following the closing of the Merger. As a result, at the closing of the Merger, we issued 227,272 shares of Preferred Stock in satisfaction of NFI’s obligations to pay the transaction fee that for purposes of the calculation is assumed to equal $2.5 million, and we also paid $916,667 in cash in satisfaction of NFI’s obligations pursuant to the management services agreement. As part of these payments, GSUIG, which owned approximately 48% of the stock of NFI prior to the Merger and is a selling stockholder, and Haas Wheat & Partners Incorporated, a selling stockholder and an affiliate of HWP Capital Partners II, L.P., a selling stockholder which owned approximately 23% of NFI prior to the Merger, each received $305,555.67 in cash and 102,272.4 shares of Preferred Stock.

At the closing of the Merger, an amount equal to a determined amount that for calculation purposes is assumed to be $16 million (represented by 1,454,545 shares of Preferred Stock) was deposited in escrow to satisfy any indemnification claims by AMN against NFI with respect to (i) breaches of representations, warranties and covenants by NFI and (ii) any and all losses based upon, relating to, arising out of or resulting from a settlement agreement entered into by NFI and certain of its then-existing stockholders. Any shares of Preferred Stock remaining in escrow (net of any shares of Preferred Stock returned to AMN in satisfaction of any indemnification claims by AMN against NFI) will be released to former NFI stockholders, including the selling stockholders, two years after the closing of the Merger. Additionally, an amount that for calculation purposes is assumed to be equal to $3 million (represented by 272,727 shares of Preferred Stock) was also deposited in escrow until settlement of certain post closing purchase price adjustments and any outstanding appraisal claims by former NFI stockholders, including the selling stockholders. Such adjustments were made and agreed upon the parties on December 15, 2010, which results in the return to AMN of 52,007.04 shares of Preferred Stock, and the release from escrow to the former NFI stockholders of 220,719.9 shares of Preferred Stock, including release of 191,554.9 shares of Preferred Stock to the selling shareholders.

Stockholders Agreement

On July 28, 2010, in connection with the execution of the Merger Agreement, we entered into a stockholders agreement (the “Stockholders Agreement”) with the selling stockholders pursuant to which we granted the selling stockholders certain governance related rights described below so long as they maintain certain ownership percentage thresholds. Calculation of the relevant ownership percentage in each case assumes that the shares of the Preferred Stock were fully converted into shares of our common stock.

Board Representation. Pursuant to the Stockholders Agreement, the selling stockholders had the right to nominate, at the effective time of the merger, two directors to our board of directors to serve until the first annual or special meeting of stockholders of AMN at which directors are to be elected. Messrs. Wyche H. Walton and Martin E. Chavez were appointed as the initial directors on September 1, 2010. However, (i) if HWP Capital Partners II, L.P. holds less than 5% (on an as-converted basis) of our issued and outstanding capital stock at any time prior to such special or annual meeting of stockholders, then AMN has the right to remove Mr. Walton from the board of directors and (ii) if GSUIG holds less than 10% (on an as-converted basis) of our issued and outstanding capital stock at any time prior to such special or annual meeting of stockholders, then AMN has the right to remove Mr. Chavez from the board of directors. Furthermore, for as long as GSUIG holds 10% or more of our issued and outstanding capital stock (on an as-converted basis), GSUIG has the right to nominate one director to our board of directors.

Until December 1, 2010, Mr. Chavez was a managing director of Goldman, Sachs & Co., an affiliate of GSUIG, a selling stockholder. Mr. Walton is an officer of Haas Wheat & Partners Incorporated and its affiliate HWP Capital Partners II, L.P., each selling stockholders, and has an equity interest in HWP Capital Partners II, L.P.

Voting. The selling stockholders have agreed to vote their shares of AMN capital stock eligible to vote in favor of any of their and AMN’s nominees for election to the board of directors. In addition, the selling stockholders have agreed to vote their shares of AMN capital stock eligible to vote (i) against the removal of any of AMN’s nominated directors and (ii) with respect to any other action to be voted on (other than a business combination involving AMN), in accordance with the board of directors’ recommendation. Each of the selling stockholder’s obligation to vote in such manner will terminate on the earlier of (i) the date on which such selling stockholder’s ownership percentage of AMN issued and outstanding capital stock (on an as-converted basis) falls below 3% or (ii) the date on which any selling stockholder which is a limited partnership transfers, in accordance with a plan of distribution or liquidation, the AMN capital stock owned by such selling stockholder to its limited partners if such limited partner owns, after giving effect to such transfer, less than 3% of the issued and outstanding capital stock of AMN entitled to vote (if, however, the limited partner holds 3% or more of AMN issued and outstanding capital stock, such transferee will remain obligated with respect to such voting requirements).

Restrictions on Transfer of AMN Securities. Subject to certain exceptions, the selling stockholders are prohibited from transferring any shares of our common stock (including shares of our common stock issuable upon conversion of the shares of Preferred Stock) and shares of Preferred Stock received in connection with the Merger until March 1, 2011. Thereafter, subject to certain exceptions, the selling stockholders will be able to dispose of the shares of AMN capital stock received by them in connection with the Merger to unaffiliated third parties as follows: up to 20% of the stock of AMN received by them every six months (with each additional 20% increment being cumulative and in addition to the amount such selling stockholder was otherwise permitted to sell but did not sell in the previous six-month period).

In addition, the selling stockholders are restricted from, subject to certain exceptions, knowingly transferring any of the shares of our common stock (including shares of our common stock received upon conversion of the Preferred Stock) or shares of Preferred Stock received in connection with the Merger to (i) competitor of the Company or (ii) persons who, after giving effect to such transfer, would own more than 15% of our outstanding voting stock.

Restrictions on Acquisition of Additional AMN Securities. Commencing on September 1, 2010 and continuing until September 1, 2015, the selling stockholders are prohibited from (i) acquiring additional shares of our common stock (or securities convertible or exercisable into shares of our common stock), (ii) entering into an agreement relating to a change of control transaction or other extraordinary transactions involving AMN (other than in connection with a third party tender offer) and (iii) taking certain other actions relating to the voting of AMN securities.

Registration Rights

In connection with the NFI acquisition, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders on September 1, 2010, pursuant to which we granted the selling stockholders and their permitted assignees and pledgees certain registration rights with respect to the shares of our common stock issued as consideration for the merger and issuable upon conversion of the shares of our preferred stock. Under the terms of the Registration Rights Agreement, we were required to file the registration statement on Form S-3, of which this prospectus is a part, by December 30, 2010 to register all of the shares of common stock issued to, and all of the shares of our common stock issuable upon conversion of the Preferred Stock issued to, the selling stockholders in connection with the Merger. If we are not eligible to use Form S-3 at any time after March 1, 2011, the selling stockholders are entitled to two demand registrations provided that any such demand registration must have an anticipated aggregate offering price to the public of at least $20,000,000, or less than $20,000,000 if such demand registration includes the remainder of the securities covered by the Registration Rights Agreement.

Beginning on March 1, 2011, the selling stockholders are also entitled to unlimited piggyback rights on any registrations by the Company for its own account or the account of another stockholder, subject to certain exceptions. The foregoing registration rights are subject to customary limitations and exceptions, including the Company’s right to defer the registration in certain circumstances and certain cutbacks by the underwriters if the offering would have a material adverse effect on the distribution or the sales price of our common stock in the offering.

Under the Registration Rights Agreement, we have agreed to indemnify each selling stockholder and its partners, directors, officers, affiliates, stockholders, members, employees, trustees and each person, if any, who controls such stockholder against certain liabilities, including specified liabilities under the Securities Act. We have also agreed to indemnify any underwriters for such selling stockholders and their officers, directors and employees and each person, if any, who controls such underwriters to the same extent. The selling stockholders have agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by them or to contribute with respect to payments in connection with such liabilities. We have agreed to pay all expenses in connection with this offering, but not including any broker’s commission or underwriter’s discount or commission or the fees and expenses of counsel for the selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

Each time the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds such selling stockholders will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by the selling stockholders or through agents designated by such selling stockholders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by such selling stockholders to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by the selling stockholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, the selling stockholders must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by the selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.

Under the Registration Rights Agreement, we have agreed to indemnify each selling stockholder and its partners, directors, officers, affiliates, stockholders, members, employees, trustees and each person, if any, who controls such stockholder against certain liabilities, including specified liabilities under the Securities Act. We have also agreed to indemnify any underwriters for such selling stockholders and their officers, directors and employees and each person, if any, who controls such underwriters to the same extent. The selling stockholders have agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by them or to contribute with respect to payments in connection with such liabilities. We have agreed to pay all expenses in connection with this offering, but not including any broker’s commission or underwriter’s discount or commission or the fees and expenses of counsel for the selling stockholders. For more information regarding the registration rights, see “Selling Stockholders—Material Relationships with Selling Stockholder.”

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

The maximum compensation the selling stockholders will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

The consolidated financial statements and financial statement schedule of AMN Healthcare Services, Inc. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of NF Investors, Inc. and Nursefinders, Inc., incorporated by reference in this prospectus from AMN Healthcare Services, Inc.’s Current Report (Amendment No. 1 to Form 8-K) dated October 4, 2010 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains the reports, proxy and information statements and other information that we and other issuers file electronically with the SEC. The SEC’s Internet web site address is http://www.sec.gov. You may also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. We maintain a website at www.amnhealthcare.com where the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge as soon as reasonably practicable after those reports are filed with or furnished to the SEC.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the following documents which have been filed with the SEC:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 5, 2010.

•	The Company’s Proxy Statement on Schedule 14A for the 2010 Annual Meeting of Stockholders, filed with the SEC on March 12, 2010.

•	The Company’s Special Proxy Statement on Schedule 14A for the 2010 Special Meeting of Stockholders, filed with the SEC on October 29, 2010.

•

The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 7, 2010, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed with the SEC on July 30, 2010 (as amended by the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2010, filed with the SEC on August 2, 2010), and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed with the SEC on November 9, 2010.

•

The Company’s Current Reports on Form 8-K, filed on April 16, 2010, May 17, 2010, July 28, 2010, July 29, 2010, July 29, 2010 (other than the information furnished therein under Item 2.02), July 30, 2010, July 30, 2010 (other than the information furnished therein under Item 2.02), August 4, 2010 (other than the information furnished therein under Item 7.01), August 25, 2010 (other than the information furnished therein under Item 7.01), August 26, 2010, September 1, 2010, September 23, 2010, October 4, 2010, November 4, 2010, November 23, 2010, and December 17, 2010.

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 26, 2001, including any amendment or report filed for the purpose of updating this description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the termination of the offering of securities pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents.

We will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Attention: Corporate Secretary

Telephone: (866) 871-8519

You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by us in connection with the distribution of our common stock being registered in this registration statement. The selling shareholders will not bear any portion of such expenses. All amounts other than the SEC registration fee are estimates.

SEC registration fee	$4,448
Printing fees and expenses	$5,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$35,000
Total	$94,448

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify any person, including persons who are not our directors and officers, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

In addition, pursuant to our bylaws, we will indemnify our directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal proceeding, had no reason to believe the person’s conduct was unlawful; and except that no indemnification shall be made, in the event of an action by or in the right of the Company, if prohibited by the General Corporation Law.

The underwriting agreement for an offering of the offered securities is expected to provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

In addition, we have entered into indemnification agreements with certain of our officers and directors. The agreements provide indemnification to the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law in third party proceedings, and in proceedings by or in our right to procure a judgment in our favor, for all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee if the indemnitee acted in good faith and in a manner reasonably believed to be in our best interests or not opposed to our best interests. The agreements also provide for indemnification with respect to certain expenses. There is a two year period of limitations for causes of action asserted by or on behalf of us against the indemnitee, unless a shorter period of limitations is otherwise applicable.

We maintain directors and officers liability insurance for the benefit of our directors and officers.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the U.S. Securities Act of 1933.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) (a) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 21, 2010.

AMN HEALTHCARE SERVICES, INC.

By:	/s/ SUSAN R. SALKA
Name:	Susan R. Salka
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Susan R. Salka, Bary G. Bailey and Denise L. Jackson, or any of them, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments (including post-effective amendments and including, without limitation, registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on December 21, 2010.

Signature	Title/Position

/s/ SUSAN R. SALKA	President, Chief Executive Officer and Director (Principal Executive Officer)
Susan R. Salka

/s/ BARY G. BAILEY	Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)
Bary G. Bailey

/s/ DOUGLAS D. WHEAT	Director and Chairman of the Board
Douglas D. Wheat

/s/ MARTIN E. CHAVEZ	Director
Martin E. Chavez

/s/ R. JEFFREY HARRIS	Director
R. Jeffrey Harris

/s/ MICHAEL M.E. JOHNS	Director
Michael M.E. Johns

/s/ MARTHA MARSH	Director
Martha Marsh

/s/ ANDREW M. STERN	Director
Andrew M. Stern

/s/ WYCHE H. WALTON	Director
Wyche H. Walton

/s/ PAUL E. WEAVER	Director
Paul E. Weaver

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger by and among AMN Healthcare Services, Inc., Nightingale Acquisition, Inc., Nightingale Acquisition, LLC, NF Investors, Inc. and GSUIG, L.L.C. (in its capacity as the Representative), dated as of July 28, 2010 (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q (File No. 001-16753) for the quarter ended June 30, 2010).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated August 29, 2010, by and among AMN Healthcare Services, Inc., Nightingale Acquisition, Inc., Nightingale Acquisition, LLC, NF Investors, Inc. and GSUIG, L.L.C. (in its capacity as the Representative) (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K (File No. 001-16753) filed on September 1, 2010).

4.1	Amended and Restated Certificate of Incorporation of AMN Healthcare Services, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K (File No. 001-16753) for the fiscal year ended December 31, 2001).

4.2	Seventh Amended and Restated By-Laws of AMN Healthcare Services Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-16753) for the quarter ended June 30, 2010).

4.3	Certificate of Designations of Series A Conditional Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-16753) filed on September 1, 2010).

4.4	Registration Rights Agreement, dated September 1, 2010, by and among AMN Healthcare Services, Inc. and the stockholders named therein (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-16753) filed on September 1, 2010).

4.5	Stockholders Agreement between AMN Healthcare Services, Inc. and the Persons Listed on Schedule 1 thereto, dated July 28, 2010 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q (File No. 001-16753) for the quarter ended June 30, 2010).

4.6	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K (File No. 001-16753) for the fiscal year ended December 31, 2001).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Ernst & Young LLP

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages hereto).

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a current report on Form 8-K pursuant to Item 601 of Regulation S-K.